Exhibit 4.48

LOAN AGREEMENT

Dated: As of December 18, 2020

Between

UNITIL REALTY CORP.

(“Borrower”)

and

TD BANK, N.A. (“Lender”)

$4,720,000 TERM LOAN

SECURED BY PROPERTY

LOCATED AT 6 Liberty Lane West, Hampton, Rockingham County, New Hampshire

LOAN AGREEMENT

This is an agreement (“Loan Agreement” or “Agreement”) made and entered into as of the 18th day of December, 2020, by and between UNITIL REALTY CORP., a New Hampshire corporation, having an address at 6 Liberty Lane West, Hampton, New Hampshire 03842 (“Borrower”) and TD BANK, N.A., a national banking association having an address at 300 Franklin Street, Manchester, New Hampshire 03101 (“Lender”).

WITNESSETH:

1. BACKGROUND.

1.1 Defined Terms. Capitalized terms used in this Agreement are defined either in Exhibit A, or in specific sections of this Agreement, or in another Loan Document, as referenced in Exhibit A. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, renewed, replaced, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, renewals, replacements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All terms defined in this Agreement shall have the defined meanings when used in any other Loan Document unless otherwise defined therein. As used herein or in any other Loan Document, accounting terms relating to the Borrower, to the extent not defined, shall have the respective meanings given to them under Generally Accepted Accounting Principles (“GAAP”). Any reference to “value” of assets or property means the lower of cost or market value of such assets or property, determined in accordance with GAAP.

1.2 Borrower. Borrower is a corporation organized under the laws of the State of New Hampshire.

1.3 Land and Improvements; Property. Borrower is the owner of certain land (the “Land”) located at 6 Liberty Lane West, Town of Hampton, County of Rockingham, New Hampshire and more particularly described in the Mortgage (together with all structures, buildings, additions, extensions, modifications, and all other improvements of any kind whatsoever, and replacements of any of the foregoing, now or hereafter located at or upon the Land, the “Improvements”). The Land and Improvements are collectively called the “Property”.

1.4 Use of Loan Proceeds. Borrower has applied to Lender for a loan of $4,720,000 (“Loan”) the proceeds of which are to be used by Borrower to pay costs and expenses incident to closing the Loan and for any other purpose.

1.5 Loan. Subject to all of the terms, conditions and provisions of this Agreement, and of the agreements and instruments referred to herein, Lender agrees to make the Loan and Borrower agrees to accept and repay the Loan.

2. LOAN PROVISIONS.

2.1 Amount of Loan. The Loan shall be in the amount of $4,720,000.

2.2 Term of Loan; No Extension Right. The Loan shall be for a term (“Term”) commencing on the date hereof and ending on December 18, 2030 (“Maturity Date”). There shall be no extension right.

2.3 Interest Rate and Payment Terms. The Loan shall be payable as to interest and principal in accordance with the provisions of the Note. The Note also provides for interest at a Default Rate, late payments charges and prepayment rights, fees and costs. All payments and prepayments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or set off and free and clear of, and without any deductions or withholding for, any taxes or other payments.

2.4 Loan Fees. Borrower shall pay a loan fee in the amount of Four Thousand Seven Hundred Twenty Dollars ($4,720), representing ten (10) basis points of the amount of the Loan.

2.5 Acceleration. The Loan may be accelerated, at the option of Lender, following an Event of Default. Upon such an acceleration, all principal, accrued interest and costs and expenses shall be due and payable together with interest on such principal at the Default Rate and any applicable prepayment charge or fee

2.6 Cross Default. Borrower expressly acknowledges and agrees that Borrower’s obligations to Lender with respect to the Loan shall be and hereby are cross defaulted with Borrower’s obligations to Lender under the Unitil Revolving Credit Agreement (as hereinafter defined). The “Unitil Revolving Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of July 25, 2018, as amended, modified and restated, among Unitil Corporation, as borrower, Bank of America, N.A., as Administrative Agent and lender, Citizens Bank, N.A., as syndication agent and lender and the other lenders party thereto.

2.7 Reserved.

2.8 Changes in Law.

2.8.1 If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of Lender, the rate of return on Lender’s capital with regard to the Loan is reduced to a level below that which Lender could have achieved but for such circumstances, then in such case and upon notice from Lender to Borrower, from time to time, Borrower shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in Lender’s rate of return. Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrower. In determining such amount, Lender may use any reasonable method of averaging and attribution that it deems applicable. For the avoidance of doubt, the foregoing provisions shall apply to all requests, rules, regulations, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, regardless of the date adopted, issued, promulgated or implemented.

2.8.2 If, after the date hereof, any (a) adoption of, or change in, United States federal, state or foreign laws, regulations or treaties, or any governmental or quasi-governmental rules, regulations, policies, guidelines, requests or directives (whether or not having the force of law), including the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives issued in connection therewith regardless of the date enacted, adopted or issued, or (b) change in the interpretation, promulgation, implementation or administration of or under any United States federal, state or foreign laws, regulations or treaties, or any governmental or quasi-governmental rules, regulations, policies, guidelines, requests or directives (whether or not having the force of law), including the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives issued in connection therewith regardless of the date enacted, adopted or issued, by any court, governmental, quasi-governmental, central bank or comparable agency or monetary authority that is charged with the interpretation or administration thereof, shall (1) subject Lender to any tax of any kind whatsoever with respect to any loans made by it, or change the basis of taxation of payments to Lender in respect thereof (except for changes in the rate of tax on the overall net income of Lender); (2) impose, modify, or hold applicable, any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in, or for the account of, advances, loans, or other extension of credit (including participations therein) by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the rate under the Note; or (3) shall impose on such Lender any other condition; and the result of any of the foregoing is to materially increase the cost to Lender of making or maintaining the loan evidenced by the Note, or to reduce any amount receivable under the Note, this Agreement or any other Loan Document, then, in any such case, Borrower shall promptly pay Lender, upon its demand, any additional amounts necessary to compensate Lender for such additional costs or reduced amount receivable which Lender reasonably deems to be material as determined by Lender, with respect to the Loan. A certificate as to any additional amounts payable pursuant to this paragraph submitted by Lender to Borrower shall be presumptive evidence of such amounts owing. Lender agrees to use reasonable efforts to avoid, or to minimize, any amounts which might otherwise be payable pursuant to this paragraph provided however, that such efforts shall not cause the imposition on Lender of any additional costs or legal regulatory burdens deemed by Lender in good faith to be material.

3. SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS.

3.1 Security. All Obligations shall be secured by the following “Security” which Borrower agrees to provide and maintain:

3.1.1 Mortgage and Security Agreement. A first priority mortgage and security agreement (“Mortgage”) on (i) the Property, (ii) all land, improvements, furniture, fixtures, goods, equipment, and other assets (including, without limitation, accounts, contracts, contract rights, Licenses and Permits, general intangibles, documents and instruments), including all after-acquired property, owned, or in which Borrower has or obtains any interest, in connection with the Property; (iii) all insurance proceeds and other proceeds therefrom, and (iv) all other assets of Borrower whether now owned or hereafter acquired and related to the Property.

3.1.2 Collateral Assignment of Leases and Rents. A first priority collateral assignment of leases and rents (“Assignment of Leases and Rents”) with respect to all leases, subleases and occupancy rights of the Property and all income and profits to be derived from the operation and leasing of the Property.

3.1.3 Environmental Compliance and Indemnification Agreement. A compliance and indemnification agreement with respect to environmental matters (“Environmental Indemnity”) from Borrower (also on occasion referred to as “Indemnitor”).

3.2 Loan Documents and Security Documents. The Loan shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the “Loan Documents”, each as the same may be hereafter amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, consisting of: (i) this Loan Agreement; (ii) the $4,720,000 promissory note (“Note”); (iii) the Mortgage and related UCC financing statements; (iv) the Assignment of Leases and Rents; (v) UCC financing statements; (vi) the Environmental Indemnity from Borrower; and (vii) any other documents, instruments, or agreements executed to further evidence or secure the Loan.

Each of the Loan Documents listed in items (i) through (vii), inclusive is dated of even date herewith. The Mortgage, Assignment of Leases and Rents and Environmental Indemnity, are sometimes collectively referred to as the “Security Documents”.

The Borrower authorizes the Lender at any time and from time to time to file financing statements, continuation statements, and amendments thereto describing the Collateral without the signatures of the Borrower.

4. CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES. Lender is authorized to rely upon the continuing authority of the persons, officers, signatories or agents hereafter designated (“Authorized Representatives”) to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the selection of interest rates. Such authorization may be changed only upon written notice to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Lender. The present Authorized Representatives are listed on Exhibit C. Lender shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Lender that each Authorized Representative is a responsible and senior official of Borrower.

5. LENDER’S CONSULTANTS.

5.1 Right to Employ. Lender shall have the right to employ its own personnel, or one or more engineers, architects, builders or other construction specialists, environmental advisors, scientists, accountants, and attorneys to act as an advisor to Lender in connection with the Loan (each of which shall be a Lender’s “Consultant”).

5.2 Functions. The functions of a Lender’s Consultant shall include, without limitation: (i) inspection and physical review of the Property; (ii) review and analysis of any work to be done in connection with the Property; (iii) review and analysis of environmental matters; and (iv) review and analysis of financial and legal matters.

5.3 Payment. The costs and fees of Lender’s Consultants shall be the obligation of the Borrower upon accrual and paid by Borrower upon demand therefor.

5.4 Access. Borrower shall provide Lender’s Consultants with continuing access to all aspects of the Property and books and records related thereto at reasonable times during the day and upon at least two (2) Business Days’ prior written notice to Borrower.

5.5 No Liability. Neither Lender nor any of its Consultants shall have liability to Borrower, or any third party, on account of: (i) services performed by Lender’s Consultant; (ii) any failure or neglect by Lender’s Consultant to properly perform services; or (iii) any approval or disapproval of work, plans or other matters. Neither Lender nor Lender’s Consultant shall have any obligation regarding proper performance of work related to the Property. Borrower shall have no rights under or relating to any agreement, report, or similar document prepared by any Lender’s Consultant for Lender.

6. LOAN DISBURSEMENT.

6.1 Advance of Loan Proceeds. Lender shall, subject to compliance with all of the other terms, conditions and provisions of this Agreement, make disbursement of the Loan proceeds entirely at closing.

7. CONDITIONS PRECEDENT. It shall be a condition precedent of Lender’s obligation to close and fund the Loan that each of the following conditions precedent be satisfied in full (as determined by Lender in its discretion which discretion shall be exercised in good faith having due regard for the advice of Lender’s Consultants), unless specifically waived in writing by Lender at or prior to closing and funding the Loan:

7.1 Satisfactory Loan Documents. Each of the Loan Documents and Security Documents shall be satisfactory in form, content and manner of execution and delivery to Lender and its counsel.

7.2 No Material Change. No material adverse change shall have occurred in the financial condition, business, affairs, operations or control of Borrower, since the date of the financial statements most recently delivered to Lender: September 30, 2020 for Borrower.

7.3 Warranties and Representations Accurate. All warranties and representations made by or on behalf of Borrower, to Lender shall be true, accurate and complete in all material respects and shall not omit any material fact necessary to make the same not misleading.

7.4 Financials and Appraisals. Lender shall have received and approved: (i) financial statements from Borrower complying with the standards set forth in Section 9.2.; (ii) an appraisal of the Property from an appraiser acceptable to Lender setting forth an appraised value of the Property which results in a Loan to Value Ratio not in excess of 80%.

7.5 Validity and Sufficiency of Security Documents. The Mortgage and the other Security Documents shall create a valid and perfected lien on the property described therein (“Collateral”) and each of the Security Documents and related UCC filings shall have been duly recorded and filed to the satisfaction of Lender and its counsel.

7.6 No Other Liens; Taxes and Municipal Charges Current. The Collateral shall not be subject to any liens or encumbrances, whether inferior or superior to the Loan Documents or the Security Documents, except in respect of: (i) real estate taxes and personal property taxes not yet due and payable; and (ii) Permitted Encumbrances, if any. All real estate taxes, personal property taxes and other municipal charges relating to any of the Collateral shall be current.

7.7 Property Matters. Lender shall have received and independently approved each of the following: (i) evidence of Licenses and Permits for the Property sufficient to allow the Property to be operated in the ordinary course of business; and (ii) copies of all executed leases and lease guaranties related to the Property.

7.8 Compliance With Law. Lender shall have received and independently approved evidence that:

(i) Present Compliance. All real estate and tangible personal property constituting or intended to constitute Collateral for the Loan complies with all applicable Legal Requirements and the provisions of all applicable Licenses and Permits.

(ii) No Prohibitions or Violations. There are no applicable Legal Requirements which prohibit or adversely limit the use of the Property for the purposes the same are intended for, nor is there any outstanding and uncured violation of any applicable Legal Requirements.

(iii) Licenses and Permits. All Licenses and Permits and private approvals of every nature whatsoever, if any, which are reasonably necessary in order to allow the operation of the Property as contemplated by this Agreement and as needed under applicable Legal Requirements have been duly and finally received with all appeal periods therefrom having elapsed, with no appeal having been taken therefrom, and with no violations existing under the terms thereof.

7.9 Title Insurance; Other Evidence of Perfection. Lender shall have received: (i) a mortgagee’s title insurance policy with endorsements which are all in form and substance acceptable to Lender and its counsel; and (ii) such other evidence of the perfection of its security interests as Lender and its counsel may reasonably require.

7.10 Survey. Lender shall have received and approved (i) a current, on-site instrument survey of the Land containing a certification thereon, or on a separate surveyor’s certificate, of a Registered Land Surveyor acceptable to Lender which meets Lender’s survey requirements, or (ii) a lesser plan or survey and an affidavit sufficient to remove the survey exception from the mortgagee’s title insurance policy, all of which must be acceptable to Lender.

7.11 Condition of Property. There shall have been no material unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise the Collateral.

7.12 No Takings. Neither the Property nor any material portion thereof shall have been taken by eminent domain nor shall there be any threat of such a taking.

7.13 Insurance. Borrower shall have provided to Lender with respect to the Property and the Collateral evidence of: (i) insurance coverages which meet the property, hazard and other insurance requirements set forth on Exhibit D of this Loan Agreement to the satisfaction of Lender and Lender’s Consultants; and (ii) prepayment of the premiums for such insurance for at least one (1) year.

7.14 Reserved.

7.15 Hazardous Waste, Hazardous Materials and Toxic Substances. Lender shall have received, and in its sole discretion approved and accepted, satisfactory reports addressed to Lender from acceptable, qualified professionals prepared in accordance with Lender’s protocols indicating the acceptability of the environmental risk associated with the Property, addressing the existence of any Hazardous Materials at, or which may affect, the Property and the Property’s compliance with Environmental Legal Requirements.

7.16 Organizational Documents and Entity Agreements. Lender shall have received and approved the charter documents and by-laws of Borrower.

7.17 Votes, Consents and Authorizations. Lender shall have received and approved certified copies of all corporate votes, consents and authorizations as may be reasonably required to evidence authority for: (i) closing the Loan and the transactions contemplated hereby; (ii) providing continuing authorization to designated persons to deal in all respects on behalf of Borrower; and (iii) the execution of all Loan Documents.

7.18 Legal and Other Opinions. Lender shall have received and approved legal opinion letters from counsel representing Borrower which meet Lender’s legal opinion requirements.

Lender shall also have received from qualified attorneys, engineers, surveyors and architects, such other certificates, opinions, surveys, and other evidence of compliance with each of the conditions herein set forth as Lender may reasonably require.

7.19 Leasing Matters. Lender shall have approved all tenants and leases in effect at the time of closing, and shall have received satisfactory estoppel certificates from all such tenants.

7.20 No Default. There shall not be any Default under any of the Loan Documents.

8. WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents to Lender for the express purpose of inducing Lender to enter into this Agreement, to make the Loan, and to otherwise complete all of the transactions contemplated hereby, that as of the date of this Agreement, upon the date the Loan is funded and at all times thereafter until the Loan has been repaid and all Obligations to Lender and any Affiliate Counterparty and any other Affiliate of Lender have been satisfied as follows:

8.1 Financial Information. True, accurate and complete financial statements of Unitil Corporation (which consolidate financial information of Borrower therein) have been delivered to Lender and the same fairly present the financial condition of Unitil Corporation as of the dates thereof and no material and adverse change has occurred in such financial condition since the dates thereof. All financial statements of Borrower hereafter furnished to Lender shall be true, accurate and complete and shall fairly present the financial condition of Borrower as of the dates thereof.

8.2 No Violations. The consummation of the Loan and the subsequent payment and performance of the Obligations evidenced and secured by the Loan Documents shall not constitute a violation of, or conflict with, any law, order, regulation, contract, agreement or organizational document to which Borrower is a party or by which Borrower, or the property thereof, may be bound.

8.3 No Litigation. There is no material litigation now pending, or to the best of Borrower’s knowledge threatened, against Borrower which if adversely decided could materially impair the ability of Borrower to pay and perform its obligations hereunder or under the other Loan Documents.

8.4 Leases. True and complete copies of all leases of the Property which are now in effect (and all guaranties thereof) have been delivered to Lender. Such leases have not been further amended or changed in any respect and are in full force and effect, enforceable in accordance with the terms thereof, subject, however, to the terms of the Loan Documents.

8.5 Compliance With Legal Requirements. The Borrower and the Property complies with, and shall continue to comply with, all material Legal Requirements and any and all covenants, conditions, restrictions or other matters which materially affect the Obligations or the Property.

8.6 Required Licenses and Permits. All Licenses and Permits which are reasonably required in order to operate the Property in the usual course of business have been duly and properly obtained, and will remain in full force and effect, and have been, and shall be complied with, in all material respects.

8.7 Curb Cuts and Utility Connections. All required curb cuts, utility connections and Licenses and Permits therefor have been duly obtained and are in full force and effect and all utility services as reasonably required for water, gas, electric, telephone, sewer and storm drainage and sanitary waste disposal are and shall be available as a matter of right and to an extent adequate to serve the Property for their intended uses.

8.8 Good Title and No Liens. Borrower is the lawful owner of the Property and of areas over, under or on which utility or passage easements are required to make use of the Property and parking as contemplated by the Loan Documents, and is and will be the lawful owner of the Property, free and clear of all liens and encumbrances of any nature whatsoever, except for the matters, if any, which are listed as Permitted Encumbrances in the Mortgage.

8.9 Use of Proceeds. The proceeds of the Loan shall be used as set forth in Section 1.4 of this Agreement. No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry any margin stock, or to extend credit to others for the purpose thereof, or to repay or refund indebtedness previously incurred for such purpose, or (ii) for any purpose which would violate or is inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations G, T, U and X thereof.

8.10 Entity Matters.

8.10.1 Organization. Borrower is a duly organized validly existing corporation in good standing under the laws of New Hampshire, and is duly qualified in the jurisdiction where the Property is situated and in each jurisdiction where the nature of its business is such that qualification is required and has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Loan Agreement.

8.10.2 Ownership and Taxpayer Identification Numbers. All of the stockholders of Borrower, and a description of the ownership interests of Borrower held by the same, are listed in Exhibit B and no additional ownership interests, or rights or instruments convertible into such ownership interests, shall be issued, nor shall any ownership change, except for Permitted Transfers. The taxpayer identification number of Borrower is accurately stated in Exhibit B.

8.10.3 Authorization. All required corporate actions and proceedings have been duly taken so as to authorize the execution and delivery by Borrower of the Loan Documents.

8.11 Valid and Binding. Each of the Loan Documents constitute legal, valid and binding obligations of Borrower; and each constitute legal, valid and binding obligations of the parties thereto, in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and, with respect to the availability of the remedies of specific enforcement, subject to the discretion of the court before which any proceeding therefor may be brought.

8.12 Deferred Compensation and ERISA. Borrower does not have any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of the Employment Retirement Security Act of 1974, as now or hereafter amended (“ERISA”) except as may be designated to Lender in writing by Borrower from time to time (“ERISA Plan”) and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any such ERISA Plan. The granting of the Loan, the performance by Borrower of its obligations under the Loan Documents and Borrower’s conducting of its operations do not and will not violate any provisions of ERISA.

8.13 Conditions Satisfied. Assuming that Lender and Lender’s Consultants have approved all matters requiring their approval, all of the conditions precedent to closing and funding the Loan set forth in Section 7 have been satisfied.

8.14 No Material Change; No Default. There has been no material adverse change in the financial condition, business, affairs or control of Borrower since the date of their respective last financial statements most recently delivered to the Lender in accordance with the requirements of Section 9.2 hereof. No Default exists under any of the Loan Documents. There is no Default on the part of Borrower under this Agreement or any of the other Loan Documents and no event has occurred and is continuing which could constitute a Default under any Loan Document. Borrower has filed all required federal, state and local tax returns and has paid all taxes due pursuant to such returns or any assessments against Borrower or the Property.

8.15 No Broker or Finder. Neither Borrower, nor anyone on behalf thereof, has dealt with any broker, finder or other person or entity who or which may be entitled to a broker’s or finder’s fee, or other compensation, payable by Lender in connection with this Loan.

8.16 Background Information and Certificates. All of the factual information contained or referred to in Section 1 of this Agreement and in the Exhibits to this Agreement or the other Loan Documents, and in the certificates and opinions furnished to Lender by or on behalf of Borrower in connection with the Property or the Loan, is true, accurate and complete in all material respects, and omits no material fact necessary to make the same not misleading.

8.17 Reserved.

8.18 Indemnitor’s Warranties and Representations. Borrower has no reason to believe that any warranties or representations made in writing by any Indemnitor to Lender are untrue, incomplete or misleading in any respect.

8.19 Condemnation/Casualty. There are no condemnation proceedings or the like pending or, to the Borrower’s best knowledge, threatened in writing against the Property or any portion thereof nor has there occurred any casualty at the Property.

8.20 Other Indebtedness. Borrower has no financial obligation under any indenture, debt instrument, mortgage, deed of trust, loan agreement or the like other than such indebtedness arising under the Loan Documents or Permitted Additional Debt.

8.21 Special Assessments. Except as may be set forth in the Title Policy, as of the date hereof there are no pending, or to the Borrower’s best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property.

8.22 Subsidiaries. Borrower has and will have no subsidiaries.

8.23 Solvency. Neither Borrower nor any Indemnitor is insolvent and neither Borrower nor any Indemnitor will be rendered insolvent by the transaction contemplated under the Loan Documents.

8.24 Flood Zone. No portion of the Property is located in any special flood hazard area designated as such by any Governmental Authority.

8.25 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. (a) Borrower, Borrower’s principals, and Affiliates, and (b) to the best of Borrower’s knowledge, after having made diligent inquiry, each Person owning an indirect interest of 20% or more in Borrower: (1) is not currently identified on OFAC List, (2) is not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (3) is not in violation of any Legal Requirements relating to terrorism or money laundering. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.

8.26 General. Borrower has disclosed all materials facts and conditions which are necessary to make the representations and warranties set forth herein or in any other Loan Document not materially misleading.

8.27 Use of Property. The Property will be used exclusively as an office building.

9. COVENANTS. Borrower covenants and agrees that from the date hereof and so long as any indebtedness remains unpaid hereunder, or any of the Loan or other Obligations remains outstanding, as follows:

9.1 Notices. Borrower shall, with reasonable promptness, but in all events within three (3) days after it has actual knowledge thereof, notify Lender in writing of the occurrence of any act, event or condition which constitutes a Default under any of the Loan Documents. Such notification shall include a written statement of any remedial or curative actions which Borrower proposes to undertake to cure or remedy such Default. Borrower shall promptly notify Lender in writing of (i) any material litigation which is not covered by insurance and (ii) of any other litigation against Borrower or the Property in which the amount in controversy exceeds $500,000.

9.2 Financial Statements and Reports. Borrower shall keep adequate records and books of account in accordance with generally accepted accounting principles. Borrower shall cause Unitil Corporation to furnish or cause to be furnished to Lender from time to time, all financial statements and reports and other information, all in form, manner of presentation and substance acceptable to Lender that are required to be delivered pursuant to Sections 6.01 and 6.02 of the Unitil Revolving Credit Agreement. If Unitil Corporation terminates the Unitil Revolving Credit Agreement or if Lender is no longer a lender party thereto for any reason, Borrower shall furnish or cause to be furnished to Lender on or before April 30 of each year, annual financial statements of Borrower in form and substance acceptable to Lender.

9.3 Payment of Taxes and Other Obligations. Subject to the right to contest set forth in Section 10.1, Borrower shall duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges payable by it, or with respect to the Property, as well as all claims or obligations for labor, materials, supplies or services or for borrowed funds in any amount.

9.4 Conduct of Business; Compliance With Law. Borrower shall engage solely in the ownership and operation of the Property, and will not enter into any new ventures, or undertake any Investments, except as permitted in Section 9.8, or any new business dealings, without Lender’s express prior written consent in each instance. Borrower shall operate the Property and conduct its affairs in a lawful manner and in compliance with all Legal Requirements (including without limitation, Access Laws (as defined in the Mortgage) applicable thereto and all provisions of ERISA.

9.5 Insurance. Borrower shall at all times maintain in full force and effect the insurance coverages set forth in Exhibit D of this Loan Agreement and shall cause Lender to be designated as mortgagee/loss payee/additional insured in accordance with the requirements of Exhibit D. Without limiting the generality of the insurance requirements set forth on Exhibit D, either (i) the casualty and property insurance policy required hereunder shall specifically cover insured losses as defined in the Terrorism Risk Insurance Act of 2002 (hereinafter referred to as “TRIA”), whether or not TRIA remains in force and effect, or (ii) excess coverage with respect to such insured losses shall be provided, which excess coverage must be in an amount, from an insurer, and in accordance with the terms and conditions acceptable to Lender. The Borrower agrees not to decline coverage for such insured losses offered in accordance with TRIA with any casualty and property insurance policy obtained or renewed by the Borrower without the prior written consent of the Lender. All insurance premiums shall be paid annually, in advance, and Lender shall be provided with evidence of such prepayment of insurance premiums prior to closing and thereafter at least thirty (30) days prior to each annual renewal or replacement of such coverages.

9.6 Restrictions on Liens, Transfers and Additional Debt.

9.6.1 Prohibited Transactions. Except for Permitted Transactions Borrower shall not:

(i) create or incur, or suffer to be created or incurred, or to exist, any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon the Property (or any portion thereof) and/or any of its assets of any character related to the Property, or any portion thereof, whether now owned or hereafter acquired or upon the proceeds or products thereof;

(ii) create or incur any indebtedness for borrowed funds with respect to the Property whether secured or unsecured either directly or as a guarantor except for the Loan;

(iii) directly or indirectly permit any sale, transfer, exchange, assignment, lien, charge or pledge of or grant of any security interest in any direct or indirect ownership interests in Borrower; or

(iv) sell, convey, transfer, assign or exchange the Property (or any portion thereof) and/or any of its assets of any character related to the Property, or any portion thereof, whether now owned or hereafter acquired.

(v) engage in any Division Series Transaction.

9.6.2 Permitted Transactions. The term “Permitted Transactions” means Permitted Transfers, Permitted Additional Debt, Permitted Encumbrances and Approved Leases provided that Permitted Transactions shall in no event be deemed to permit any Division Series Transaction.

9.6.3 Permitted Transfers. The term “Permitted Transfers” shall mean:

(i) the Security Documents and other agreements in favor of Lender;

(ii) transactions, whether outright or as security, for which Lender’s prior written consent has been obtained (which include without limitation borrowings under the Unitil Revolving Credit Agreement), which consent may be withheld, granted or granted conditionally, subject to such protective and other conditions as Lender may require in its sole and absolute discretion; and

(iii) sales or dispositions in the ordinary course of business of worn, obsolete or damaged items of personal property or fixtures which are suitably replaced.

9.6.4 Permitted Additional Debt. The term “Permitted Additional Debt” shall mean:

(i) transactions, whether secured or unsecured, for which Lender’s prior written consent has been obtained, which consent may be withheld, granted or granted conditionally subject to such protective and other conditions as Lender may require in its sole and absolute discretion; and

(ii) indebtedness incurred in the ordinary course of business for the purchase of goods or services which are unsecured and payable, without interest, within thirty (30) days of billing and not evidenced by a promissory note or similar instrument.

9.6.5 Additional Funds. All funds required for the operation of the Property in excess of those available from ordinary cash flow of the Property shall be provided by Borrower, or its owners, as additional equity contributions or by Permitted Additional Debt.

9.6.6 Right to Accelerate Loan. The Loan shall become due and payable in full, and the Lender shall have the right to accelerate the Loan and declare an Event of Default, at the option of Lender, upon any breach or violation of the provisions of Section 9.6.

9.6.7 Lender’s Options. Lender may, at its option, in lieu of accelerating the Loan, and in its sole and absolute discretion, agree to waive compliance with the provisions of this Section 9.6. in any instance upon compliance with such terms and conditions as Lender may impose, including, without limitation, the payment of a material fee and a change in the interest rate and other terms. Except for Permitted Transfers which do not require the consent of Lender, Lender may grant or withhold, or conditionally grant, its consent to any proposed transfer in its sole and absolute discretion. In the case of a sale or transfer with Lender’s prior written consent, or any such Permitted Transfer, the seller or transferor shall remain jointly and severally liable with the purchaser or transferee for all liabilities of Borrower or its owners hereunder.

9.7 Reserved.

9.8 Reserved.

9.9 Indemnification Against Payment of Brokers’ Fees. Borrower agrees to defend, indemnify and save harmless Lender from and against any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder’s fees in respect of the Loan.

9.10 Limitations On Certain Transactions. Borrower agrees to the following limitations:

9.10.1 No Merger or Acquisition. Borrower shall not dissolve or liquidate, nor, without the prior written consent of Lender, merge or consolidate with or otherwise acquire all or substantially all of the assets of any other entity or engage in any Division Series Transaction.

9.10.2 Contracts of a Material or Significant Nature. Borrower shall not, without the prior written consent of Lender, enter into any merger or consolidation agreements or engage in any Division Series Transaction.

9.11 Reserved.

9.12 Deposit of Proceeds; Other Bank Accounts.

9.12.1 Deposit Account. Borrower shall establish and maintain a demand (checking) account with Lender for purposes of this Section. The following account(s) have been opened for the purpose of creating a depository account for the Property: Account No. 9247256632 at TD Bank, N.A. in the name of Unitil Realty Corp. (or such other account maintained by Borrower at TD Bank, N.A. as Borrower shall designate by written notice to Lender) (the “Deposit Account”). Borrower hereby authorizes Lender, on or after the date when any amount (including, without limitation, any Expenses) becomes due under the Note, the Mortgage, this Agreement or any other Loan Document, (the “Charge Date”) to charge the Deposit Account, or any other deposit account of Borrower at Lender, to satisfy all amounts due under this Agreement, the Note or the other Loan Documents. If any Charge Date shall fall on a Saturday, Sunday or legal holiday, then the Lender reserves the right to charge the Deposit Account on either the first (1st) Business Day immediately preceding or the first (1st) Business Day immediately following any such Charge Date until the Obligations shall be paid in full. Borrower agrees to have sufficient collected funds in the Deposit Account to enable Lender to charge such Deposit Account for each payment due under the Loan Documents on the due date thereof. The failure of Lender to so charge such account due to insufficient funds in such Deposit Account shall not affect or limit Borrower’s obligation to make any required payment under the Loan Documents. If sufficient funds are not available in the Deposit Account on any Charge Date to pay the amounts then due and payable, Lender, in its sole discretion, is authorized to: (a) charge the Deposit Account and/or such other account(s) for such lesser amount as shall then be available; and/or (b) charge the Deposit Account and/or such other account(s) on such later date or dates that funds shall be available in the Deposit Account and/or such other account(s) to satisfy the payment then due (or balance of such payment then due). Notwithstanding the foregoing, Borrower shall only be entitled to receive credit in respect of any payments due for funds actually received by Lender as a result of any such charges to the Deposit Account and such other account(s). Borrower shall be liable to Lender for any late fees or interest at the Default Rate on any payments not made on a timely basis by Borrower because of insufficient funds in the Deposit Account on any Charge Date. In the event the Deposit Account continues to contain insufficient funds to fully satisfy the payments due Lender under the Note or any other Loan Document, Borrower shall be responsible for making all such payments from another source and in no event shall the obligations of Borrower under the Note or any other Loan Document be affected or diminished as a result of any shortages in the Deposit Account, it being understood and agreed that Borrower shall at all times remain liable for payment in full of all indebtedness under the Note and the other Loan Documents.

9.12.2 Charge Discontinuation. Lender may, at Lender’s sole discretion, discontinue charging the Deposit Account at any time on not less than ten (10) days’ written notice to the Borrower, in which event, Borrower shall thereafter be responsible for making all payments under the Loan Documents to Lender at the address set forth in Lender’s notice or if no such address is given, then to Lender at P.O. Box 5600, Lewiston, Maine, 04243-5600.

9.12.3 Security Interest. The Borrower and each endorser of the Note grant to the Lender, for itself and as agent for any Affiliate Counterparty or other Affiliate of Lender holding any Obligations, a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Lender or any Affiliate Counterparty or other Affiliate of Lender to the Borrower and/or each endorser of the Note and any cash, securities, instruments, or other property of the Borrower and each endorser of the Note in the possession of the Lender or any Affiliate Counterparty or other Affiliate of Lender whether for safekeeping or otherwise, or in transit to or from the Lender or any Affiliate Counterparty or other Affiliate of Lender (regardless of the reason the Lender or any Affiliate Counterparty or other Affiliate of Lender had received the same or whether the Lender or any Affiliate Counterparty or other Affiliate of Lender has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or the endorser of the Note to the Lender or any Affiliate Counterparty or other Affiliate of Lender and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser of the Note to the Lender or any Affiliate Counterparty or other Affiliate of Lender at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender or any Affiliate Counterparty or other Affiliate of Lender.

9.13 Place for Records; Inspection. Borrower shall maintain all of its business records at the address specified at the beginning of this Agreement. Upon reasonable notice and at reasonable times during normal business hours Lender shall have the right (through such agents or Consultants as Lender may designate) to visit and inspect the Property, to examine Borrower’s property and make copies of and abstracts from Borrower’s books of account, correspondence and other records and to discuss its financial and other affairs with any of its owners and any accountants hired by Borrower, it being agreed that Lender shall use reasonable efforts to not divulge information obtained from such examination to others except in connection with Legal Requirements and in connection with administering the Loan, enforcing its rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan or of participation interests therein). Any transferee of the Loan or any holder of a participation interest in the Loan shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.

9.14 Costs and Expenses. Borrower shall pay all costs and expenses (excluding salaries or wages of full time employees of Lender) of any nature incurred by Lender at any time and from time to time in connection with the implementation of the Loan, the administration of the Loan, the negotiation or entering into of any “workout” of the Loan, any modification of the Loan, the exercise or enforcement of Lender’s (or any Affiliate

Counterparty’s) powers, rights and/or remedies under the Loan Documents, or any Hedging Contract including, without limitation, outside legal counsel fees and disbursements, allocated costs of in-house legal counsel, accounting fees, consulting fees, brokerage fees, appraisal fees, inspection fees, plan review fees, travel costs, fees and out-of-pocket costs of independent engineers and consultants, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, taking possession of or selling all or any part of the Property, all filing, registration or recording fees, taxes and other charges, and all costs and expenses incident to the execution, acknowledgment, delivery and recording and/or filing of the Mortgage, any other Loan Documents or any Hedging Contract, any mortgage supplemental hereto or thereto, any security instrument with respect to the Collateral, and any instrument of further assurance, and all Federal, state, county and municipal stamp taxes and other taxes, duties, impositions, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any other Loan Documents or any mortgage supplemental hereto or thereto, any security instrument with respect to any other Collateral, any other Loan Document or any instrument of further assurance, and any costs and expenses required to be paid under this Agreement, the Mortgage or any other Loan Document or any Hedging Contract (collectively, “Expenses”). Borrower’s obligations to pay Expenses shall include, without limitation, all reasonable attorneys’ fees and other costs and expenses reasonably incurred for preparing and conducting litigation or dispute resolution arising from any breach by Borrower or Indemnitor of any covenant, warranty, representation or agreement under any one or more of the Loan Documents or any Hedging Contract, including, without limitation, in connection with any bankruptcy, insolvency, reorganization, liquidation or similar debtor relief event, action or proceeding and any claim of the Lender or against the Lender filed in connection therewith.

9.15 Compliance with Legal Requirements; Zoning. Borrower shall comply with all Legal Requirements applicable to the Property, Borrower, or both. Borrower shall not, without the Lender’s prior consent, seek, make, suffer, consent to or acquiesce in any change or variance in any zoning or land use laws or other conditions of current use of the Property or any portion thereof in any way that would have a material adverse effect on the current operation and use of the Property. Borrower shall not use or permit the use of any portion of the Property in any manner that could result in such use becoming a legal non-conforming use (to the extent the Property is not a legal non-conforming use as of the date of this Agreement) under any zoning or land use law or any other applicable law or modify any agreements in any material respect relating to zoning or land use matters or relating to the joinder or merger of lots for zoning, land use or other purposes, without the prior written consent of the Lender, not to be unreasonably withheld, conditioned, or delayed. Without limiting the foregoing, in no event shall Borrower take any action that would reduce or impair either (a) the number of parking spaces at the Improvements or (b) access to the Property from adjacent public roads. Further, without the Lender’s prior written consent, Borrower shall not file or subject any part of the Property to any declaration of condominium or co-operative or convert any part of the Property to a condominium, co-operative or other direct or indirect form of multiple ownership and governance.

9.16 Indemnification. Borrower shall at all times, both before and after repayment of the Loan and Hedging Obligations, at its sole cost and expense defend, indemnify, exonerate and save harmless Lender, any Affiliate Counterparty and any other Affiliate of Lender and all those claiming by, through or under Lender, any Affiliate Counterparty and/or any other Affiliate of Lender (each an “Indemnified Party”) against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind whatsoever, including, without limitation, reasonable attorneys’ fees and experts’ fees and disbursements, which may at any time (including, without limitation, before or after discharge or foreclosure of the Mortgage) be imposed upon, incurred by or asserted or awarded against any Indemnified Party and arising from or out of:

(i) any Hazardous Materials or any violation of, or failure to comply with, any Environmental Legal Requirements all as more particularly provided for in the Environmental Indemnity with respect to the Property or any other Collateral;

(ii) any liability for damage to person or property arising out of any violation of any Legal Requirement applicable to the Property, Borrower, or both,

(iii) any act, omission, negligence or conduct at the Property, or arising or claimed to have arisen, out of any act, omission, negligence or conduct of Borrower or any contractor, sub-contractor, tenant, occupant, invitee or Affiliate thereof, which is in any way related to the Property; or

(iv) any liability, loss, damage and expense, including reasonable attorneys’ fees, which it may or shall incur (or be imposed upon) by reason of the execution of this Agreement and any other Loan Document and any Hedging Contract, the making of the Loan and/or any commercially reasonable action taken in good faith by Lender hereunder or under the other Loan Documents, or by any Affiliate Counterparty under any Hedging Contract including, without limitation, the exercise of the Lender’s rights and remedies under the Loan Documents, or any Affiliate Counterparty’s rights and remedies under any Hedging Contract .

Notwithstanding the foregoing, an Indemnified Party shall not be entitled to indemnification in respect of claims arising from acts of its own gross negligence or willful misconduct to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Indemnified Party is a proper party.

9.17 Leasing Matters.

9.17.1 Lender’s Further Approval Required. Borrower shall be at liberty to modify, amend or terminate existing leases, or enter into new leases, of premises within the Property on commercially reasonable terms and conditions, except that without Lender’s prior written consent in each instance: (i) no lease or leases involving more than fifty percent (50%) of the rentable space at the Property in the aggregate shall be terminated except for material breach of a tenant’s monetary obligation, and (ii) no existing lease shall be modified or amended, and no new lease shall be entered into, on terms and conditions which are materially less favorable than those set forth in the approved existing Lease. Lender shall not unreasonably withhold, delay or condition its consent to any such requested termination or deviation so long as the request is consistent with then existing market conditions. Lender shall be provided, within ten (10) Business Days following execution thereof, with a full and complete copy of each permitted lease and any amendment or modification thereof. Any lease, or modification or amendment of lease, which has been so approved by Lender, and, if so requested by Lender as to which the tenant has executed an SNDA Agreement, estoppel certificate, or both, acceptable to Lender, and any lease, or modification or amendment of lease which does not require Lender’s approval, shall be an “Approved Lease”.

9.17.2 Borrower’s Requests Any request by Borrower for an approval from Lender with respect to leasing matters shall be accompanied, at a minimum, by the following: (i) the proposed lease or amendment or modification thereof complete with all applicable schedules and exhibits; (ii) a complete copy of any proposed guaranty; (iii) comprehensive financial information with respect to the proposed tenant, sub-tenant or assignee and, if applicable, the proposed guarantor (as to new leases or amendments or modifications to existing leases involving material economic changes, and as to proposed sub-lets or assignments); (iv) a brief written summary of the proposed permitted uses and a discussion of how such uses relate to other tenancies then existing at the Property; (v) an executive summary of the terms and conditions of the proposed lease, sub-lease or assignment, and, if applicable, the proposed guaranty; and (vi) an executive summary of the facts and conditions relating to any proposed termination of lease.

9.17.3 Lender Response Lender shall act on requests from Borrower for any approval under Section 9.17 in a commercially reasonable manner and shall use commercially reasonable efforts to respond to any such request within twenty-five (25) days following Lender’s receipt thereof. Lender’s response may consist of an approval or disapproval of the request, or a conditional approval thereof subject to specified conditions, or a request for further data or information, or any combination thereof. In order to expedite the processing of requests for such approvals, Borrower agrees to provide Lender with as much advance information as is possible in a commercially reasonable manner in advance of Borrower’s formal request for an approval.

9.17.4 SNDAs and Estoppels. Lender shall have the right to require each tenant to execute and deliver to Lender a subordination, non-disturbance of possession and attornment agreement (“SNDA Agreement”) in form, content and manner of execution acceptable to Lender and, from time to time, an estoppel certificate in form and manner of execution acceptable to Lender.

9.18 Reserved.

9.19 Springing Debt Service Coverage Ratio. If the Unitil Revolving Credit Agreement is terminated by Unitil Corporation or if Lender is no longer a lender party to such Unitil Revolving Credit Agreement for any reason, then Borrower shall maintain a Debt Service Coverage Ratio (as hereinafter defined) of not less than 1.15 to 1.0, which covenant shall be tested annually on a trailing twelve month basis at the end of each fiscal year of Borrower. As used herein, Debt Service Coverage Ratio shall mean the sum of (a) Borrower’s earnings before interest, taxes, depreciation and amortization, minus cash taxes, minus distributions, divided by (b) all scheduled principal and interest on all debt for the period being tested.

9.20 Replacement Documentation. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

9.21 Reserved.

9.22 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower shall comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Borrower shall not use the proceeds of the Loan in any manner that will violate the United States Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the United States Anti-Terrorism Order or any United States enabling legislation or executive order relating to any of the same. Without limiting the foregoing, Borrower, Borrower’s principals, constituents, investors and Affiliates (a) will not permit itself to become a blocked person described in Section 1 of the United States Anti-Terrorism Order; and (b) will not (i) conduct any business or engage in any transaction or dealing with any blocked person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any blocked person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act (the “Patriot Act”) or any other Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereinafter in effect. No Person owning an interest in Borrower, directly or indirectly, shall be a blocked person at any time. Upon Lender’s request from time to time during the term of the Loan, Borrower shall certify in writing to Lender that Borrower’s representations, warranties, covenants and obligations under Section 8.26 and this Section 9.22 remain true and correct and have not been breached. Borrower shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall comply with all Legal Requirements and directives of governmental authorities and, at Lender’s request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to such an event. Borrower shall also reimburse Lender any expenses incurred by Lender in evaluating the effect of such an event on the Loan and Lender’s interest in the collateral for the Loan, in obtaining any necessary license from governmental authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Legal Requirements applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

10. SPECIAL PROVISIONS.

10.1 Right to Contest.

10.1.1 Taxes and Claims by Third Parties. Notwithstanding the provisions of Section 9.3 which obligate Borrower to pay taxes and other obligations to third parties when due, it is agreed that any tax, assessment, charge, levy, claim or obligation to a third party (expressly excluding an obligation created under the Loan Documents) need not be paid while the validity or amount thereof shall be contested currently, diligently and in good faith by appropriate proceedings and if Borrower shall have adequate unencumbered (except in favor of Lender) cash reserves with respect thereto, and provided that (a) such contest does not create a default by landlord under any lease assigned to Lender, (b) there is no reason to believe that the contest will not be resolved prior to the Maturity Date, and (c) no Event of Default exists; and provided, further, that Borrower shall pay all taxes, assessments, charges, penalties, interest, levies or obligations: (i) immediately upon the commencement of proceedings to enforce any lien which may have attached as security therefor, unless such proceeding is stayed by proper court order pending the outcome of such contest; and (ii) as to claims for labor, materials or supplies, prior to the imposition of any lien on the Property unless the lien is discharged or bonded as set forth in Section 11.1.4.

10.1.2 Legal Requirements. Borrower may contest any claim, demand, levy or assessment under any Legal Requirements by any person or entity if: (i) the contest is based upon a material question of law or fact raised by Borrower in good faith; (ii) Borrower properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful and the conduct of the contest will not materially interfere with the ability to obligate all tenants under Approved Leases to pay rent without offset; (iv) Borrower demonstrates to Lender’s reasonable satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary; (v) if the likely cost of complying with the Legal Requirement in the event the contest is not successfully resolved, as determined in good faith by Lender, is more than $500,000, there is no reason to believe that the contest will not be resolved prior to the Maturity Date; (vi) no Event of Default exists; and (vii) if the contest relates to an Environmental Legal Requirement, in addition to the foregoing conditions, the contest will not materially impair the taking of any required remedial action.

11. EVENTS OF DEFAULT. The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of Lender following an Event of Default.

11.1 Default and Events of Default. The term “Default” as used herein or in any of the other Loan Documents means an Event of Default, or any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. Each of the following events, unless cured within any applicable grace period set forth or referred to below in this Section 11.1, or in Section 11.2, shall constitute an “Event of Default”:

11.1.1 Generally. A default by Borrower in the performance of any term, provision or condition of this Agreement to be performed by Borrower, or a breach, or other failure to satisfy, any other term, provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement, or as set forth in Section 11.2 below;

11.1.2 Note, Mortgage and Other Loan Documents and Hedging Contracts; Payment Default. A default by Borrower in the performance of any term or provision of the Note, or of the Mortgage, or of any of the other Loan Documents, or of any Hedging Contract or a breach, or other failure to satisfy, any other term, provision, condition, representation or warranty under the Note, the Mortgage or any other Loan Document or of any Hedging Contract, regardless of whether the then undisbursed portion, if any, of the Loan is sufficient to cover any payment of money required thereby, and the specific grace period, if any, allowed for the default in question shall have expired without such default having been cured;

11.1.3 Financial Status and Insolvency.

A.

Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of the property or assets of Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for fifteen (15) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for fifteen (15) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of Borrower or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for fifteen (15) days; (ix) have an attachment or execution levied against any substantial portion of the property of Borrower or against any portion of the Collateral which is not discharged or dissolved by a bond within fifteen (15) days; or (x) cease any material portion of its business operations as presently conducted; or

B.

any such event occurs with respect to a space tenant occupying more than 25,000 rentable square feet (“Major Tenant”), or if the lease of a Major Tenant is terminated for default, or if the lease of a Major Tenant is rejected or terminated in any bankruptcy or reorganization proceedings and, in any of such instances, Borrower shall not have obtained a replacement tenant or tenants, having a financial condition not less favorable than the original tenant at the time the lease was approved or deemed approved, pursuant to an executed lease or leases acceptable to Lender as provided in Section 9.17. within three (3) months after notice from Lender or rejection or termination in bankruptcy or reorganization proceedings, as the case may be.

11.1.4 Liens. A lien for the performance of work, or the supply of materials, or a notice of contract, or an attachment, judgment, execution or levy is filed against the Land or the Improvements and remains unsatisfied or is not discharged or dissolved by a bond (or by cash collateral acceptable to Lender) for a period of five (5) days after the filing thereof.

11.1.5 Trustee Process. A writ or other process naming Lender as trustee for any assets of Borrower is served upon the Lender.

11.1.6 Breach of Representation or Warranty. Any statement, representation or warranty made by Borrower herein or in any other instrument or document relating to the Loan or any Hedging Contract or the Property shall at any time be determined by Lender to be false or misleading in any material respect when made, or any warranty shall be materially breached, or Borrower commits fraud.

11.1.7 Default Under Assigned Contract or Lease. Borrower defaults under any material lease of the Property or under any contract assigned to Lender and such default is not cured within the grace period applicable thereto such that the tenant or contracting party obtains the right to terminate the contract or lease or to claim material damages.

11.1.8 Other Agreements with Lender and Affiliates. Borrower breaches or violates the terms of, or if a default (and expiration of any applicable cure period), or an “Event of Default” or “Termination Event”, occurs under, any Hedging Contract or any other existing or future agreement (related or unrelated) between Borrower and Lender and/or any Affiliate Counterparty or other Affiliate of Lender.

11.1.9 Agreements with Others. Borrower defaults beyond any (i) grace period in the payment of principal or interest of any indebtedness of Borrower (other than to Lender or any Affiliate Counterparty or other Affiliate of Lender) in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate; or (ii) if Borrower otherwise defaults under the terms of any such indebtedness if the effect of such default is to enable the holder of such indebtedness to accelerate the payment of Borrower’s obligations, which are the subject thereof, prior to the maturity date or prior to the regularly scheduled date of payment.

11.1.10 Reserved.

11.1.11 Default – Unitil Revolving Credit Agreement. A default by Unitil Corporation in the payment or performance of any term or provision of the Unitil Revolving Credit Agreement or in any related loan document to which Unitil Corporation is a party, or the breach, or any other failure to satisfy any other term, provision, condition or warranty imposed upon Unitil Corporation in the Unitil Revolving Credit Agreement or in any of the related loan documents to which Unitil Corporation is a party or by which Unitil Corporation is bound.

11.1.12 Invalidity of Loan Documents. A final nonappealable judgment is entered finding that the Loan Documents or any Hedging Contract are invalid or unenforceable or if Borrower or any of the Borrower Parties, in any judicial or quasi-judicial case, action or proceeding directly or indirectly contests the validity or enforceability of the Loan Documents or any Hedging Contract or takes any action, directly or indirectly, that contests or hinders, delays, obstructs or interferes with the pursuit of any rights or remedies by Lender (including the commencement and/or prosecution of a foreclosure action, judicial or non-judicial, the appointment of a receiver for the Property or any portion thereof, the right to take possession of the Collateral or any portion thereof or any enforcement of the terms of the Assignment of Leases and Rents) after an Event of Default.

11.1.13 Judgment. A judgment for the payment of money involving more than $500,000 is entered against Borrower and Borrower fails to discharge the same, or fails to cause it to be discharged or bonded off to Lender’s reasonable satisfaction, within thirty (30) days from the date of the entry of such judgment.

11.1.14 Material Adverse Change. The existence or occurrence at any time of one or more conditions or events or there is any change in Borrower’s financial condition which, in Lender’s sole opinion, has or would be reasonably likely to have a Material Adverse Effect.

11.2 Grace Periods and Notice. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

11.2.1 No Notice or Grace Period. There shall be no grace period and no notice provision with respect to:

A. nonpayment of interest, and installments of principal prior to maturity, when due;

B. nonpayment of principal at maturity;

C. nonpayment of any other monetary obligations hereunder, under any other Loan Documents or any Hedging Contract when due;

D. defaults under Sections 11.1.3 (Financial Status and Insolvency), 11.1.4 (Liens), 11.1.6 (Breach of Representation or Warranty), 11.1.8 (Other Agreements with Lender and Affiliates), 11.1.9 (Agreements with Others), 11.1.11 (Default—Unitil Revolving Credit Agreement), 11.1.12 (Invalidity of Loan Documents), or 11.1.13 (Judgment);

E. nonmonetary defaults which are not reasonably capable of being cured; and

F. breaches or defaults under Section 9.6 (Restrictions on Liens, Transfers and Additional Debt), and Section 9.19 (Springing Debt Service Coverage Ratio) if in effect.

11.2.2 Nonmonetary Defaults Capable of Cure. As to nonmonetary defaults which are reasonably capable of being cured or remedied, unless there is a specific shorter or longer grace period provided for in this Loan Agreement or in another Loan Document, there shall be a fifteen (15) day grace period following notice from Lender. However, where there is an emergency situation in which there is danger to person or property such curative action shall be commenced as promptly as possible.

11.3 Certain Lender Remedies. If an Event of Default shall occur:

11.3.1 Accelerate Debt. Lender may accelerate and declare the Obligations and indebtedness evidenced by the Note and secured by the Mortgage immediately due and payable (provided that, in the case of a voluntary petition in bankruptcy filed by Borrower or (after the expiration of the grace period, if any, set forth in Section 11.1.3 above) an involuntary petition in bankruptcy filed against Borrower, such acceleration shall be automatic); and

11.3.2 Pursue Remedies. Lender may pursue any and all remedies provided for hereunder, or under any one or more of the other Loan Documents.

11.3.3 Hedging Contracts. Lender or any Affiliate Counterparty or any other Affiliate of Lender may pursue any and all remedies provided for under any Hedging Contract.

11.4 Written Waivers. If a Default or an Event of Default is waived by Lender, in its sole discretion, pursuant to a specific written instrument executed by an authorized officer of Lender, the Default or Event of Default so waived shall be deemed to have never occurred.

12. ADDITIONAL REMEDIES OF LENDER.

12.1 Remedies. Upon the occurrence of an Event of Default, whether or not the Obligations and the indebtedness evidenced by the Note and secured by the Mortgage shall be due and payable or Lender shall have instituted any foreclosure or other action for the enforcement of the Mortgage or the Note, Lender may, in addition to any other remedies which Lender may have hereunder or under the other Loan Documents, and not in limitation thereof, and in Lender’s sole and absolute discretion:

12.1.1 Enter and Perform. Enter upon the Property to perform obligations under leases, or to operate, maintain, repair and improve the Property and employ watchmen to protect the Property, all at the risk, cost and expense of Borrower, consent to such entry being hereby given by Borrower;

12.1.2 Discontinue Work. At any time discontinue any work commenced in respect of the Property or change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise;

12.1.3 Exercise Rights. Exercise the rights of Borrower under any contract or other agreement in any way relating to the Property and take over and use all or any part of the labor, materials, supplies and equipment contracted for by Borrower, whether or not previously incorporated into the realty; and

12.1.4 Other Actions. In connection with any work or action undertaken by Lender pursuant to the provisions of the Loan Documents,

(i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment,

(ii) pay, settle or compromise all bills or claims which may become liens against the property constituting the Collateral, or which have been or may be incurred in any manner in connection with the Property or for the discharge of liens, encumbrances or defects in the title of the Property or the Collateral,

(iii) take or refrain from taking such action hereunder as Lender may from time to time determine, and

(iv) engage marketing and leasing agents and real estate brokers to advertise, lease or sell portions or all of the Property or other Collateral upon such terms and conditions as Lender may in good faith determine.

12.2 Reimbursement. Borrower shall be liable to Lender for all sums paid or incurred pursuant to any of the Loan Documents whether the same shall be paid or incurred pursuant to this section or otherwise, and all payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be paid by Borrower to Lender upon demand with interest at the Default Rate as provided in this Agreement or the Note from the date of payment by Lender to the date of payment to Lender and repayment of such sums with such interest shall be secured by the applicable Security Documents.

12.3 Power of Attorney. For the purpose of exercising the rights granted by this Section 12, as well as any and all other rights and remedies of Lender, Borrower hereby irrevocably constitutes and appoints Lender (or any agent designated by Lender) its true and lawful attorney-in-fact, upon and following any Event of Default, to execute, acknowledge and deliver any instruments and to do and perform any acts permitted hereunder or by law in the name and on behalf of Borrower.

13. SECURITY INTEREST AND SET-OFF.

13.1 Security Interest. Borrower hereby grants to Lender for itself and as agent for any Affiliate Counterparty or other Affiliate holding any Obligations, a lien, security interest and right of setoff, as security for all Obligations, and all other obligations and liabilities to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of TD Bank US Holdings Company, or in transit to any of them; provided, however, that in no event shall any lien be granted hereunder in respect of any Hedging Obligations to the extent that the Person granting such lien is not an “eligible contract participant” as defined in the Commodities Exchange Act and the regulations thereunder.

13.2 Set-Off and Debit. (i) If any payment is not made when due under any of the Loan Documents, after giving regard to applicable grace periods, if any, or (ii) if any Event of Default or other event which would entitle Lender to accelerate the Loan occurs, or (iii) at any time, whether or not any Default or Event of Default exists in the event any attachment, trustee process, garnishment, or other levy or lien is, or is sought to be, imposed on any property of Borrower; then, in any such event, any such deposits, balances or other sums credited by or due from Lender, or from any Affiliate Counterparty or other Affiliate of Lender, to Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, debited and appropriated, and applied by Lender against any or all of Borrower’s Obligations irrespective of whether demand shall have been made and although such Obligations may be unmatured, in such manner as Lender in its sole and absolute discretion may determine. Within five (5) Business Days of making any such set off, debit or appropriation and application, Lender agrees to notify Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off, debit or appropriation and application. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.3 Right to Freeze. Lender shall also have the right, at its option, upon the occurrence of any event which would entitle Lender to set off or debit as set forth in Section 13.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower may not access, control or draw upon the same.

13.4 Additional Rights. The rights of Lender and each Affiliate Counterparty and any other Affiliate of Lender under this Section 13 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Lender or any Affiliate Counterparty and any other Affiliate of Lender may have.

13.5 Keepwell. Borrower hereby absolutely and unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each guarantor (if any) to honor all of its obligations under any guaranty in respect of any Hedging Obligations (provided that the obligations of the Borrower hereunder shall be up to the maximum amount of such liability that can be incurred without rendering its obligations hereunder or otherwise voidable under applicable law relating to fraudulent conveyance or fraudulent transfer and not for any greater amount). The Borrower intends that this Section 13.5 constitutes, and this Section 13.5 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each guarantor (if any) for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act and all regulations thereunder.

14. CASUALTY AND TAKING.

14.1 Casualty and Obligation To Repair. In the event of any damage or destruction to the Property or the other Collateral by reason of fire or other hazard or casualty in excess of Fifty Thousand Dollars ($50,000) (collectively, a “Casualty”), Borrower shall give immediate written notice thereof to Lender and proceed with reasonable diligence, in full compliance with all Legal Requirements and the other requirements of the Loan Documents, to repair, restore, rebuild or replace the affected property (collectively, the “Repair Work”).

14.2 Adjustment of Claims. All insurance claims shall be adjusted by Borrower, at Borrower’s sole cost and expense, but subject to Lender’s prior written approval which approval shall not be unreasonably withheld; provided that if any Default exists under any of the Loan Documents, Lender shall have the right to adjust and compromise such claims without the approval of Borrower.

14.3 Payment and Application of Insurance Proceeds. All proceeds of insurance shall be paid to Lender and, at Lender’s option, be applied to Borrower’s Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement (collectively, “Cost To Repair”). In the event any such insurance proceeds shall be used to reduce the Obligations, the same shall be applied by Lender, after the deduction therefrom and repayment to Lender of any and all costs incurred by Lender in the recovery thereof (including reasonable attorneys’ fees and disbursements), in any manner it shall designate, including but not limited to, the application of such proceeds to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity, such that the regular payments, if any, under the Note shall not be reduced or altered in any manner. Any prepayment of the Note from the proceeds of insurance shall be without prepayment premium. If the Cost To Repair does not exceed $500,000, Lender shall release so much of the insurance proceeds as may be required to pay for the actual Cost to Repair in accordance with the provisions of Section 14.4. Notwithstanding the foregoing, Lender shall also release so much of the insurance proceeds as may be required to pay for the actual Cost To Repair if:

(i) in Lender’s good faith judgment such proceeds together with any additional funds as may be deposited with and pledged to Lender are sufficient to pay for the Cost To Repair;

(ii) in Lender’s good faith judgment the Repair Work is likely to be completed prior to the Maturity Date; and

(iii) no Default exists under the Loan Documents.

14.4 Conditions To Release of Insurance Proceeds. If Lender elects or is required to release insurance proceeds, Lender may impose reasonable conditions on such release which shall include, but not be limited to, the following:

(i) Prior written approval by Lender, which approval shall not be unreasonably withheld or delayed of plans, specifications, cost estimates, contracts and bonds for the restoration or repair of the loss or damage;

(ii) Waivers of liens (including, without limitation, with respect to any liens or instruments under the New Hampshire Mechanic’s Lien Statute),, architect’s certificates, contractor’s sworn statements and other evidence of costs, payments and completion as Lender may reasonably require;

(iii) If the Cost To Repair does not exceed $500,000, the funds to pay therefor shall be released to Borrower. Otherwise, funds shall be released upon final completion of the Repair Work, unless Borrower requests earlier funding, in which event partial monthly disbursements equal to 90% of the value of the work completed shall be made prior to final completion of the repair, restoration or replacement and the balance of the disbursements shall be made upon full completion and the receipt by Lender of satisfactory evidence of payment and release of all liens;

(iv) Determination by Lender that the undisbursed balance of such proceeds on deposit with Lender, together with additional funds deposited for the purpose by Borrower, shall be at least sufficient to pay for the remaining Cost To Repair, free and clear of all liens and claims for lien;

(v) All work to comply with the standards, quality of construction and Legal Requirements applicable to the original construction of the Property; and

(vi) the absence of any Default under any Loan Documents.

14.5 Taking.

14.5.1 Notice of Taking. Borrower, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any part thereof, will notify Lender of the pendency of such proceedings. Lender (i) may participate in any such proceedings and Borrower from time to time will deliver to Lender all instruments requested by it to permit such participation, and (ii) may be represented by counsel selected by Lender (at Borrower’s expense).

14.5.2 Assignment/ Payment of Award. Any award or compensation payable has been assigned under the Mortgage by Borrower to Lender and shall be paid to Lender; and Borrower, upon request by Lender, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Lender free and clear of any liens, charges or encumbrances of any kind or nature whatsoever. Lender shall be under no obligation to question or challenge the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid.

14.5.3 Application of Proceeds. The proceeds of any award or compensation so received shall, at the option of Lender, either be applied toward the payment of the Obligations notwithstanding the fact that the Obligations may not then be due and payable, and/or to the restoration of the Improvements (in the case of a partial taking or temporary condemnation that affects the Improvements in such a way that restoration is required to such Improvements) in accordance with Section 14.4 of the Loan Agreement. In the event that any portion of the condemnation awards or compensation shall be used to reduce the Obligations, the same shall be applied by Lender in any manner it shall designate, in its discretion, including but not limited to, application of such award or compensation to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity such that the regular payments under the Note shall not be reduced or altered in any manner. Lender shall not be limited to the interest paid on the proceeds of any award or compensation, but shall be entitled to the payment by Borrower of interest at the applicable rate provided for in the Note.

15. GENERAL PROVISIONS.

15.1 Notices. Any notice or other communication in connection with this Loan Agreement, the Note, the Mortgage, or any of the other Loan Documents, shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, addressed:

If to Lender:

TD Bank, N.A.

300 Franklin Street

Manchester, New Hampshire 03101

Attention: Timothy J. Whitaker, Director

If to Borrower:

Unitil Realty Corp.

6 Liberty Lane West

Hampton, New Hampshire 03842

Attention: Todd R. Diggins, Treasurer

Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery. Lender shall be fully entitled to rely upon any facsimile or other electronic transmission or other writing purported to be sent by any Authorized Representative as being genuine and authorized.

A notice shall be deemed to have been given, delivered and received for the purposes of all Loan Documents upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (iii) if so mailed, on the date of actual receipt as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt.

15.2 Limitations on Assignment. Borrower may not assign this Agreement or the monies due thereunder or convey or, except for a Permitted Transaction, encumber the Property or other Collateral or any interest therein without the prior written consent of Lender in each instance.

15.3 Further Assurances. Borrower shall upon request from Lender from time to time execute, seal, acknowledge and deliver such further instruments or documents which Lender may reasonably require to better perfect and confirm its rights and remedies hereunder, under the Note, under the Mortgage and under each of the other Loan Documents.

15.4 Parties Bound The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.

This Agreement is a contract by and between Borrower and Lender for their mutual benefit, and no third person shall have any right, claim or interest against either Lender or Borrower by virtue of any provision hereof.

15.5 Waivers, Extensions and Releases. Lender may at any time and from time to time waive any one or more of the conditions contained herein or in any of the other Loan Documents, or extend the time of payment of the Loan, or release portions of the Collateral from the provisions of this Agreement and from the Mortgage or any other Security Document, but any such waiver, extension or release shall be deemed to be made in pursuance and not in modification hereof, and any such waiver in any instance, or under any particular circumstance, shall not be considered a waiver of such condition in any other instance or any other circumstance.

15.6 Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.

15.6.1 Substantial Relationship. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the State of New Hampshire, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

15.6.2 Place of Delivery. Borrower agrees to furnish to Lender at the Lender’s office in Manchester, New Hampshire all further instruments, certifications and documents to be furnished hereunder.

15.6.3 Governing Law. This Agreement and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New Hampshire without regard to principles of conflicts of law.

15.6.4 Consent to Jurisdiction. Borrower hereby consents to personal jurisdiction in any state or Federal court located within the State of New Hampshire. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW HAMPSHIRE OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SET FORTH IN THIS LOAN AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

15.6.5 Jury Trial Waiver. BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LOAN AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

15.7 Survival. All representations, warranties, covenants and agreements of Borrower herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrower pursuant hereto are significant and shall be deemed to have been relied upon by Lender notwithstanding any investigation made by Lender or on its behalf and shall survive the delivery of the Loan Documents and the making of the Loan and each advance pursuant thereto. No review or approval by Lender, or by its Consultants or representatives, of any plans and specifications, opinion letters, certificates by professionals or other item of any nature shall relieve Borrower or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrower under any one or more of the Loan Documents.

15.8 Cumulative Rights. All of the rights of Lender hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole good faith judgment.

15.9 Claims Against Lender.

15.9.1 Borrower Must Notify. Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had actual knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, with reasonable promptness thereafter. Such actual knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any of the persons or officials referred to in Exhibit C as Authorized Representatives.

15.9.2 Remedies. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Lender has breached any of its obligations under the Loan Documents and has not remedied or cured the same with reasonable promptness following notice thereof, Lender’s responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Loan Document, the obligation to grant such consent or give such approval and to pay Borrower’s reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements in connection with such court proceedings; and (ii) the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Lender, where it is also so determined that Lender acted in bad faith, or that Lender’s default constituted gross negligence or willful misconduct, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower’s reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements in connection with such court proceedings.

15.9.3 Limitations. In no event, however, shall Lender be liable to Borrower or anyone else for other damages such as, but not limited to, indirect, speculative or punitive damages whatever the nature of the breach by Lender of its obligations under this Loan Agreement or under any of the other Loan Documents. In no event shall Lender be liable to Borrower or anyone else unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within the time period specified above.

15.10 Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrower under the Loan Documents shall be joint and several, absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower may have at any time against Lender whether in connection with the Loan or any unrelated transaction, except for any such claim, setoff, defense or other right, if any, as to which a written notice shall have been given to Lender in accordance with the provisions of Section 15.9.

15.11 Table of Contents, Title and Headings. Any Table of Contents, the titles and the headings of sections are not parts of this Loan Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of their provisions.

15.12 Counterparts. This Loan Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such loan agreement is sought. The parties acknowledge and agree that this document and any related documents, and any amendments or waivers hereto or thereto, may be executed and delivered by facsimile, electronic copies in portable document format (“PDF”) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means or by any digital or electronic signature process or program, and that any signature so delivered shall be treated as and have the same force and effect as an original signature, and copies of the same may be used and introduced as evidence at any legal proceedings including, without limitation, trials and arbitrations, relating to or arising under this document. Notwithstanding the foregoing, Lender may, in its sole and exclusive discretion, also require delivery of this document and any related documents, and any amendments or waivers hereto or thereto, with an original signature for its records.

15.13 Reserved.

15.14 Right to Sell. Lender shall have the unrestricted right at any time or from time to time, and without Borrower’s consent, to transfer and/or assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions or entities (each, an “Assignee”), and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the Note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

15.15 Right to Participate. Lender reserves the right to transfer, assign and/or grant participation interests in the Loan, but no such transfer, assignment or grant of participation interests shall affect or limit the rights and obligations of Lender, Borrower as set forth in the Loan Agreement. Lender may disclose to, or share with, any actual or prospective Assignee, transferee or participant all information, including, but not limited to, financial information, in Lender’s possession regarding the Loan, Borrower, or the Property.

15.16 Pledge by the Lender. The Lender may at any time pledge all or any portion of its interest and rights under this Agreement and the other Loan Documents (including all or any portion of the Note) to any of the twelve (12) Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

15.17 Time Of the Essence. Time is of the essence of each provision of this Agreement and each other Loan Document.

15.18 No Oral Change. (a) This Agreement and each of the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the other Loan Documents; all prior or contemporaneous promises, agreements, and understandings, whether oral or written, are deemed to be superseded by this Agreement and each of the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement or any of the other Loan Documents; (b) This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party’s assent); in no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents and (c) Any amendment, waiver or consent with respect to this Loan Agreement or any of the other Loan Documents that (i) amends or modifies this Section 15.18, (ii) except to the extent that Lender is similarly adversely impacted, modifies any other provision of this Loan Agreement or other Loan Document in a manner that adversely impacts the rights of an Affiliate Counterparty: (x) with respect to the priority hereunder or thereunder of any security for any Hedging Obligations (including, without limitation, the definitions of Affiliate Counterparty, Obligations, Hedging Contract and Hedging Obligations, or (y) as an indemnitee hereunder or thereunder; or (iii) imposes any additional obligations of an Affiliate Counterparty, in each case under this Section 15.18(c) shall, in addition to the consent of the Lender, require the consent of any Affiliate Counterparty.

15.19 Monthly Statements. While Lender may issue invoices or other statements on a monthly or periodic basis (a “Statement”), it is expressly acknowledged and agreed that: (i) the failure of Lender to issue any Statement on one or more occasions shall not affect Borrower’s obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Lender and so Borrower shall always remain obligated to pay the full amount(s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement; (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of Lender’s rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.

15.20 USA Patriot Act. Lender is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001)) (the “Act”) and hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the Act.

15.21 Severability. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

Borrower and Lender explicitly consent to the electronic delivery of the terms of the transaction evidenced by this agreement. Borrower and Lender agree that their present intent to be bound by this agreement may be evidenced by transmission of digital images of signed signature pages via facsimile, email, SMS or other digital transmission and affirms that such transmission indicates a present intent to be bound by the terms of the agreement and is deemed to be valid execution and delivery as though an original ink or electronic signature. Borrower shall deliver original executed signature pages to Lender, but any failure to do so shall not affect the enforceability of this agreement. An electronic image of this agreement (including signature pages) shall be as effective as an original for all purposes.

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IN WITNESS WHEREOF this Agreement has been duly executed and delivered as a sealed instrument as of the day and year first above written.

BORROWER:

UNITIL REALTY CORP.

By:	/s/ Todd. R. Diggins
Name: Todd. R. Diggins
Title: Treasurer

LENDER:

TD BANK, N.A.

By:	/s/ Timothy J. Whitaker
Name: Timothy J. Whitaker
Title: Director

[Signature Page to Loan Agreement]

	EXHIBITS:
		Section Reference Number

Exhibit A	- Definitions	1.1

Exhibit B	- Ownership Interests and Taxpayer Identification Numbers	8.10.2

Exhibit C	- Authorized Representatives	4 and 15.9.1

Exhibit D	- Required Hazard Property and Other Insurance	7.13 and 9.5

EXHIBIT A TO LOAN AGREEMENT

DEFINITIONS

Affiliate means with respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person, or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

Affiliate Counterparty means a Person who is an Affiliate of the Lender at the time such Person entered into any Hedging Contract.

Agreement as defined in the Preamble.

Approved Lease as defined in Section 9.17.1.

Assignment of Leases and Rents as defined in Section 3.1.2.

Authorized Representatives as defined in Section 4 and listed on Exhibit C.

Borrower as defined in the Preamble.

Business Day shall mean any day of the year on which offices of TD Bank, N.A. are not required or authorized by law to be closed for business in Concord, New Hampshire. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no “February 30th”), the payment shall be due on the last Business Day of the calendar month.

Capital Stock means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all other ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

Casualty as defined in Section 14.1.

Charge Date as defined in Section 9.12.

Collateral as defined in Section 7.5.

Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C Section 1 et seq.) as amended from time to time and any successor statute.

Consultant as defined in Section 5.1.

Cost To Repair as defined in Section 14.3.

Default as defined in Section 11.1.

Default Rate as defined in the Note.

Deposit Account as defined in Section 9.12.

Division Series Transaction means with respect to Borrower, any transaction event or occurrence pursuant to which Borrower (a) divides into two or more Persons (whether or not the original Borrower survives such division) or (b) creates or reorganizes into one or more series in each case as contemplated under the laws of any jurisdiction.

Dollars means lawful money of the United States.

Environmental Indemnity as defined in Section 3.1.5.

Environmental Laws as defined in the Environmental Indemnity.

ERISA and ERISA Plan each as defined in Section 8.12.

Event of Default as defined in Section 11.1.

Expenses as defined in Section 9.14

Governmental Authority means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Hazardous Substances shall have the meaning set forth in the Environmental Indemnity.

Hedging Contract means each ISDA Master Agreement and schedules and related confirmation and/or any other documents, instruments, or agreements executed to further evidence or secure the Hedging Obligations as the same may be hereafter amended, restated, renewed, replaced, supplemented or otherwise modified from time to time.

Hedging Obligations means all obligations of Borrower to Lender or any Affiliate Counterparty or any other Affiliate of Lender under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and shall include without limitation, any interest rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options or similar agreements including, without limitation, the Hedging Contracts.

Improvements as defined in Section 1.3.

Indemnified Party as defined in Section 9.16.

Indemnitor as defined in Section 3.1.3.

Investment means the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

Land as defined in Section 1.3.

Legal Requirements means all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to taxation, zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped (including, without limitation, Access Laws (as defined in the Mortgage)), and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

Lender as defined in the Preamble.

Licenses and Permits means all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, or by a private party pursuant to a Permitted Encumbrance, and including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to the Property.

Loan as defined in Section 1.4.

Loan Agreement as defined in the Preamble.

Loan Documents as defined in Section 3.2.

MAI means Member of the Appraisers Institute.

Major Lease means the lease or occupancy agreement of a Major Tenant.

Major Tenant as defined in Section 11.1.3.B.

Material Adverse Effect means (a) a material adverse effect with respect to (i) the business, assets, properties, financial condition, stockholders’ equity, contingent liabilities, prospects, material agreements or results of operations of Borrower, (ii) Borrower’s ability to pay and perform the Obligations in accordance with the terms hereof, the other Loan Documents and any Hedging Contracts, or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents or any Hedging Contract or the rights and remedies, liens, security interests or collateral of Lender hereunder or thereunder; or (b) Borrower becoming subject to any Division Series Transaction.

Maturity means the Maturity Date or, upon acceleration of the Loan, if the Loan has been accelerated by Lender upon an Event of Default.

Maturity Date as defined in Section 2.2.

Mortgage as defined in Section 3.1.1.

New Hampshire Mechanic’s Lien Statute means Chapter 447 of the New Hampshire Revised Statutes Annotated, as amended and in effect from time to time.

Note as defined in Section 3.2.

Obligations means the payment of the entire principal of the Note and the interest, Hedging Obligations and any and all other sums payable, and all other monetary and non-monetary obligations and liabilities of Borrower to Lender, any Affiliate Counterparty and/or any other Affiliate of Lender, under the Note, the Mortgage, any other Loan Documents and any Hedging Contract as well as, without limitation, all loans, advances, indebtedness, notes, liabilities, corporate and commercial credit card advances, deposit account overdrafts, lockbox, cash management, or other services (including electronic funds transfers and automated clearing house transactions) and all other amounts, in each case, liquidated or unliquidated, owing by Borrower to Lender, any Affiliate Counterparty or any other Affiliate of Lender any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Borrower to Lender, any Affiliate Counterparty or any other Affiliate of Lender; or are due indirectly by Borrower to Lender or any Affiliate of Lender as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to Lender, any Affiliate Counterparty or any other Affiliate of Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents or any Hedging Contract, and the performance and observance of all the other provisions hereof and of the Note, the other Loan Documents and any Hedging Contract.

OFAC List means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control (“OFAC”) pursuant to any of the rules and regulations of OFAC or pursuant to any Legal Requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States or pursuant to OFAC implemented regulation. The OFAC List currently is accessible through the internet website www.treas.gov.

Other Hedging Contract means any ISDA Master Agreement and schedules and related confirmation any other documents, instruments, or agreements executed to evidence or secure interest rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options or similar agreements between Borrower and a Person other than Lender (or any Affiliate Counterparty or any other Affiliate of Lender).

Permitted Additional Debt as defined in Section 9.6.4.

Permitted Encumbrances as defined in the Mortgage.

Permitted Transactions as defined in Section 9.6.2.

Permitted Transfers as defined in Section 9.6.3.

Person means an individual, a partnership, a corporation, a limited liability company, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a Governmental Authority or any other entity of whatever nature (including, without limitation, a joint venture).

Property as defined in Section 1.3.

Registered Land Surveyor means a land surveyor or engineer licensed as such in the jurisdiction where the Property is situated.

Repair Work as defined in Section 14.1.

Reportable Event as defined in Section 8.12.

Security as defined in Section 3.1.

Security Documents as defined in Section 3.2.

Statement as defined in Section 15.19.

SNDA Agreement as defined in Section 9.17.4.

TRIA as defined in Section 9.5.

UCC means the Uniform Commercial Code in effect in the State of New Hampshire.

EXHIBIT B TO LOAN AGREEMENT

OWNERSHIP INTERESTS AND

TAXPAYER IDENTIFICATION NUMBERS

Ownership Interests:

Stockholders:

Unitil Realty Corp. is a wholly owned subsidiary of Unitil Corporation, which holds 100% of Unitil Realty Corp’s issued and outstanding common stock. There is no preferred stock authorized or outstanding.

Taxpayer Identification Number:

02-0407239

B-1

EXHIBIT C TO LOAN AGREEMENT

AUTHORIZED REPRESENTATIVES

UNITIL REALTY CORP.

AUTHORIZED REPRESENTATIVES

NAME	TITLE
John R. Closson	President

Daniel J. Hurstak	Vice President & Controller

Todd R. Diggins	Treasurer

Sandra L. Whitney	Secretary

C-1

EXHIBIT D TO LOAN AGREEMENT

REQUIRED PROPERTY, HAZARD AND OTHER INSURANCE

Borrower shall at all times provide and maintain the following insurance coverages with respect to the Property and the Collateral issued by companies qualified to do business in the State of New Hampshire [or other applicable jurisdictions], having an AM Best’s Rating of not less than A and otherwise acceptable to Lender in its sole discretion:

(i) property damage insurance on an all-risk basis including vandalism and malicious mischief, earthquake, flood, collapse, boiler explosion, sprinkler coverage, cost of demolition, increased costs of construction and the value of the undamaged portion of the building) covering all the building(s) including contents, fixtures and personal property located on the Property to the extent of the full insurable value thereof, on a replacement cost basis including agreed amount/waiver of coinsurance endorsements (with deductibles not in excess of $100,000). Certain coverages may be subject to sublimits and annual aggregate limitations less than the full replacement value of the building(s) including contents and personal property located on the Property in accordance with customary industry practice for such exposures;

(ii) liability insurance, with underlying and umbrella coverages totaling not less than $1,000,000 per occurrence and $2,000,000 in the aggregate or such other amounts as may be determined by Lender from time to time;

(iii) automobile liability insurance (including non-owned automobile) with a coverage of $1,000,000 per occurrence during construction;

(iv) worker’s compensation, employer’s liability and other insurance required by law;

(v) such other insurance coverages in such amounts as Lender may request in consultation with Borrower, consistent with the customary practices of prudent developers and owners of similar properties.

A certificate of insurance or other evidence of property coverage in the form of Acord 27 (Evidence of Property Coverage), Acord 25 (Certificate of Insurance), or a 30-day binder (with proof of payment) in form acceptable to Lender, shall be delivered at closing of the Loan, prior to the first advance of the Loan and upon each renewal or replacement of such insurance. Notwithstanding the foregoing, an actual insurance policy or certified copy thereof is required for flood insurance, if building(s) is located in a “Special Flood Hazard Area” (Flood Zones A or V).

Flood insurance shall be provided if the property or the collateral is located in a flood prone, flood risk or flood hazard area as designated pursuant to the Federal Flood Disaster Protection Act of 1973, as amended, and the Regulations thereunder, or if otherwise reasonably required by Lender.

D-1

Lender shall be named as lender loss payee on policies of property damage/all-risk insurance for the building(s) including contents and personal property located on the Property.

With respect to liability insurance, the Lender shall be named as an additional insured with respect to the Property or the Collateral.

The property damage/all-risk insurance shall have a so-called “Mortgagee’s endorsement” or “Lender’s loss-payable endorsement” which shall provide in substance as follows:

A.

Loss or damage, if any, under the policy shall be paid to Lender and its successors and assigns (which shall be collectively referred to herein as “Lender”) in whatever form or capacity its interest may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

B.	The insurance under the policy, or under any rider or endorsement attached thereto, as to the interest only of Lender, its successors and assigns, shall not be invalidated nor suspended:

(a)	by any error, omission or change respecting the ownership, description, possession or location of the subject of the insurance or the interests therein or the title thereto; or

(b)

by the commencement of foreclosure or similar proceedings or the giving of notice of sale of any of the property covered by the policy by virtue of any mortgage, deed of trust, or security interest; or

(c)

by any breach of warranty, act, omission, neglect, or noncompliance with any provisions of the policy by the named insured, or anyone else, whether before or after a loss, which under the provisions of the policy of insurance, would invalidate or suspend the insurance as to the named insured, excluding, however, any acts or omissions of Lender while exercising active control and management of the insured property.

C.	Insurer shall provide Lender with not less than thirty (30) days’ prior written notice of cancellation of the policy (for non-payment or any other reason) or of the non-renewal thereof.

D.

The insurer reserves the right to cancel the policy at any time, but only as provided by its terms. However, in such case the policy shall continue in force for the benefit of Lender for thirty (30) days after written notice of such cancellation is received by Lender and shall then cease.

D-2

E.

Should legal title to and beneficial ownership of any of the property covered under the policy become vested in Lender or its agents, successors or assigns, insurance under the policy shall continue for the term thereof for the benefit of Lender.

F.

All notices herein provided to be given by the insurer to Lender in connection with this policy and Lender’s loss payable endorsement shall be mailed to or delivered to Lender by certified or registered mail, return receipt requested, as follows:

TD Bank, N.A., ISAOA, ATIMA

ME2-003-028

32 Chestnut Street

Lewiston, Maine 04240

Attention:

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